[LOGO] ACI                     ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society
                                            of Certified Public Accountants

Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants

                                            Registered with the Public Company
                                            Accounting Oversight Board

September 29, 2005

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, apc consents to the inclusion of our report dated August 9, 2005, on the audited financial statements of Addison-Davis, Inc., as of June 30, 2005, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,


----------------------------
ARMANDO C. IBARRA, C.P.A.


                      371 E. Street, Chula Vista, CA 91910
    Tel: (619) 422-1348                                  Fax: (619) 422-1465